As filed with the Securities and Exchange Commission on May 28, 2004
                                                      Registration No. 333-77420

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        POST EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                ------------------

                               QCR HOLDINGS, INC.
             (Exact name of Registrant as specified in its charter)

          Delaware                                             42-1397595
(State or other jurisdiction of                             (I.R.S. Employer
 incorporation or organization)                              Identification No.)
                               ------------------

                           3551 7th Street, Suite 204
                             Moline, Illinois 61265
                    (Address of principal executive offices)

                               ------------------

                     QCR HOLDINGS 401(K)/PROFIT SHARING PLAN
                            (Full title of the plan)
                               ------------------

                                 Todd A. Gipple
         Executive Vice President, Chief Financial Officer and Secretary
                               QCR Holdings, Inc.
                           3551 7th Street, Suite 204
                             Moline, Illinois 61265
                     (Name and address of agent for service)
                                  (309)736-3580
          (Telephone number, including area code, of agent for service)


                                 With copies to:
                             John E. Freechack, Esq.
              Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP
                        333 West Wacker Drive, Suite 2700
                             Chicago, Illinois 60606
                                 (312) 984-3100


                         CALCULATION OF REGISTRATION FEE
======================================================================================================================

                                                        Proposed Maximum      Proposed Maximum

     Title of Securities            Amount to be         Offering Price          Aggregate             Amount of
       to be Registered             Registered(1)         per Share(2)       Offering Price(2)    Registration Fee(2)

----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------

   Common Stock, $1.00 par         100,000 shares            $18.37              $1,837,000             $233.00
           value(3)

======================================================================================================================


(1) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Plan.

(2) Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based on the last closing price for the Registrant's common stock as quoted on the Nasdaq SmallCap Market on May 26, 2004, as adjusted for the three for two stock split in the form of a dividend distributed on May 28, 2004.

(3) Preferred stock purchase rights will be distributed without charge with respect to each share of the Registrant's Common Stock registered hereby.

                                      II-1

                                EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by QCR Holdings,  Inc.
(the "Registrant") for the purpose of increasing the number of shares of the Registrant's common stock, par value $1.00 per share ("Common Stock") for which a Registration Statement on Form S-8 of the Registrant relating to the QCR Holdings 401(K)/ Profit Sharing Plan (the "Plan") is effective. This Registration Statement on Form S-8 relates to 100,000 shares of Common Stock, issuable pursuant to the Plan. Pursuant to General Instruction E of Form S-8, the Registrant hereby incorporates by reference the Registration Statement on Form S-8, including exhibits, previously filed by the Registrant with the Securities and Exchange Commission on April 7, 1994 (File No. 333-77420), in connection with the Plan.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8.    Exhibits.
           ---------

  Exhibit Number   Exhibit
  --------------   -------

23.1               Consent of McGladrey & Pullen, LLP, Independent Auditors

24.1               Power of Attorney

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrants certify that they have reasonable grounds to believe that they meet all of the requirements of filing on Form S-8 and have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunder duly authorized, in the City of Moline, State of Illinois, on May 28, 2004.

                                      QCR HOLDINGS, INC.



                                       By:/s/ Douglas M. Hultquist
                                       -----------------------------------------
                                       Douglas M. Hultquist
                                       President and Chief Executive Officer



                                       By:/s/ Todd A. Gipple
                                       -----------------------------------------
                                       Todd A. Gipple
                                       Executive  Vice  President and Chief
                                       Financial Officer



                                       QCR HOLDINGS 401(K)/PROFIT SHARING PLAN



                                        By:      QCR HOLDINGS, INC.


                                        By: /s/ Douglas M. Hultquist
                                        ----------------------------------------
                                        Douglas M. Hultquist
                                        President and Chief Executive Officer

                                POWER OF ATTORNEY

Know all men by these presents, that each person whose signature appears below constitutes and appoints Douglas M. Hultquist and Todd A. Gipple, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities indicated on May 28, 2004.



      Signature                                        Title

/s/ Douglas M. Hultquist                      President, Chief Executive
------------------------------------          Officer  and Director
Douglas M. Hultquist

/s/ Michael A. Bauer                          Chairman of the Board and Director
------------------------------------
Michael A. Bauer

/s/ Patrick S. Baird                          Director
------------------------------------

/s/ James J. Brownson                         Director
------------------------------------

/s/ Larry J. Helling                          Director
------------------------------------

/s/ Mark C. Kilmer                            Director
------------------------------------

/s/ John K. Lawson                            Director
-----------------------------------

/s/ Ronald G. Peterson                        Director
------------------------------------

/s/ Henry Royer                               Director
------------------------------------

                               QCR HOLDINGS, INC.

                                  EXHIBIT INDEX

                                       TO

                         FORM S-8 REGISTRATION STATEMENT

                                            Incorporated
                                              Herein by              Filed
Exhibit No.        Description              Reference to           Herewith
--------------------------------------------------------------------------------
23.1          Consent of McGladrey &                                   X
              Pullen, LLP

24.1         Power of Attorney                                   Included on the
                                                                 Signature Page